                                                                   EXHIBIT 10.17



                         REVOLVING CREDIT LOAN AGREEMENT

                                 By and Between

                          SYSTEMONE TECHNOLOGIES INC.,
                                   as Borrower

                                       and

                    HANSA FINANCE LIMITED LIABILITY COMPANY,
                                    as Lender

                         Dated: As of November 30, 2000




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                                TABLE OF CONTENTS
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ARTICLE I   DEFINITIONS.........................................................................................  1

                  Section 1.1 Definitions.......................................................................  1

ARTICLE II  LOAN...............................................................................................  11

                  Section 2.1  Revolving Credit Loan...........................................................  11
                  Section 2.2  Borrowing Procedures..............................................................11
                  Section 2.3  Note............................................................................  11
                  Section 2.4  Interest........................................................................  12
                  Section 2.5  Repayment of Principal..........................................................  12
                  Section 2.6  Late Charges....................................................................  12
                  Section 2.7  Optional and Mandatory Prepayment................................................ 12
                  Section 2.8  Security........................................................................  13
                  Section 2.9  Replacement of Any Notes........................................................  13
                  Section 2.10 Payments and Computations.......................................................  13
                  Section 2.11 Facility Fee....................................................................  14

ARTICLE III CONDITIONS PRECEDENT OF LENDING..................................................................... 14

                  Section 3.1 Initial Revolving Credit
                              Borrowing......................................................................... 14
                  Section 3.2 All Revolving Credit Borrowing.................................................... 15

ARTICLE IV  REPRESENTATIONS AND WARRANTIES
                    OF THE BORROWER............................................................................. 16

                  Section 4.1  Incorporation.................................................................... 16
                  Section 4.2  Authorization.................................................................... 17
                  Section 4.3  Conflicts........................................................................ 17
                  Section 4.4  Capitalization................................................................... 17
                  Section 4.5  Subsidiaries..................................................................... 18
                  Section 4.6  SEC Documents; Financial Statements.............................................. 18
                  Section 4.7  Taxes............................................................................ 19
                  Section 4.8  Title; Credit Arrangements; Defaults............................................. 19
                  Section 4.9  Employee Benefit Plans........................................................... 20
                  Section 4.10 Disputes and Litigation.......................................................... 21
                  Section 4.11 Compliance With Law; Licenses;
                               Franchises; Environmental Laws................................................... 21
                  Section 4.12 Use of Proceeds.................................................................. 22
                  Section 4.13 Principal Exchange/Market........................................................ 22
                  Section 4.14 No Material Adverse Change....................................................... 22
                  Section 4.15 No Undisclosed Liabilities....................................................... 22
                  Section 4.16 No Undisclosed Events or
                               Circumstances.................................................................... 23
                  Section 4.17 Brokers.......................................................................... 23
                  Section 4.18 Disclosure....................................................................... 23

ARTICLE V   REPRESENTATIONS AND WARRANTIES
                  OF THE LENDER ................................................................................ 23

                  Section 5.1  Formation........................................................................ 23
                  Section 5.2  Authorization.................................................................... 23
                  Section 5.3  Conflicts........................................................................ 24
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ARTICLE VI  AFFIRMATIVE COVENANTS............................................................................... 24

                  Section 6.1 General Covenants................................................................. 24
                  Section 6.2 Financial and Other Information................................................... 26
                  Section 6.3 Budgets............................................................................27

ARTICLE VII NEGATIVE COVENANTS.................................................................................. 28

                  Section 7.1 General Covenants................................................................. 28

ARTICLE VIII EVENTS OF DEFAULT.................................................................................. 29

                  Section 8.1 Events of Default................................................................. 29
                  Section 8.2 Enforcement....................................................................... 31
                  Section 8.3 Waiver Of Jury Trial.............................................................. 31

ARTICLE IX  MISCELLANEOUS....................................................................................... 32

                  Section 9.1  Modification of Agreement........................................................ 32
                  Section 9.2  Remedies Cumulative, etc......................................................... 32
                  Section 9.3  No Waiver, etc................................................................... 32
                  Section 9.4  Notices.......................................................................... 32
                  Section 9.5  Survival of Representations...................................................... 33
                  Section 9.6  Entire Agreement................................................................. 33
                  Section 9.7  Expenses......................................................................... 34
                  Section 9.8  Benefit of Agreement............................................................. 34
                  Section 9.9  Governing Law.................................................................... 34
                  Section 9.10 Captions......................................................................... 34
                  Section 9.11 Severability..................................................................... 34
                  Section 9.12 Counterparts..................................................................... 35

Schedule A - Form of Borrowing Base Certificate

Exhibit A - Form of Revolving Credit Note
Exhibit B - Form of Security Agreement
Exhibit C - Form of Subordination Agreement
Exhibit D - Form of Legal Opinion

Schedule 4.3      - Consents
Schedule 4.7      - Taxes
Schedule 4.8      - Credit Arrangements
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



                         REVOLVING CREDIT LOAN AGREEMENT

         REVOLVING CREDIT LOAN AGREEMENT dated as of the 30th day of November, 2000 by and between SYSTEMONE TECHNOLOGIES INC., a corporation duly organized and validly existing under the laws of the State of Florida (hereinafter referred to as the "Borrower"), and HANSA FINANCE LIMITED LIABILITY COMPANY, a limited liability company duly organized and validly existing under the laws of the State of Delaware(hereinafter referred to as the "Lender" ).

                              W I T N E S S E T H:

         WHEREAS, the Borrower is primarily engaged in the business of manufacturing industrial parts washers that incorporate the Borrower's proprietary waste minimization technologies (such activities being hereinafter referred to, collectively, as the "Business"); and

         WHEREAS, in order to provide funds for the operation and expansion of the Business, the Borrower has requested that the Lender establish a revolving credit facility in an amount not to exceed the aggregate principal amount of up to $5,000,000 (hereinafter referred to as the "Revolving Credit Loan"); and

         WHEREAS, the Lender has agreed to make the Revolving Credit Loan to the Borrower, subject to the terms and conditions hereinafter set forth; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 DEFINITIONS. As used in this Agreement, the following additional terms shall have the following meanings, unless the context indicates otherwise:

         (i) The term "ACCOUNTS" shall mean any "account", as such term is defined in Section 9-106 of the Uniform Commercial Code, whether now owned or hereafter acquired, and in any event includes, without limitation, any now existing and future accounts receivable, and any and all documents, book debts, acceptances, payments under either leases of inventory or equipment, or sales of inventory or equipment, or payments to be made under or pursuant to contract rights, general intangibles and other forms of obligations now or hereafter received by or belonging or owing to the Person referenced with respect to the sale of goods and performance of services (other than forms of obligations evidenced by chattel paper or instruments), including, without limitation, all accounts created by or arising from all sales or leases of goods or rendition of services by the Person referenced to its customers, and all accounts arising from sales or rendition of services made under any of the trade names or styles of the Person referenced, including, without limitation, the right to receive the proceeds of purchase orders and contracts.

         (ii) The term "ADVANCE LIMIT" shall mean the amount of the Revolving Credit Loan which the Lender may from time to time advance to the Borrower, and which shall not in the aggregate at any time outstanding exceed the lesser of
(A) $5,000,000 or (B) the sum of: (v) the Advance Supplement, plus (w) the Qualified Accounts Receivable, plus (x) 90% of the Value of the Qualified Finished Goods Inventory of the Borrower, plus (y) 50% of the Value of the Qualified Raw Materials/Work-in-Process Inventory of the Borrower, plus (z) the Qualified Discounted Royalty.

         (iii) The term "ADVANCE SUPPLEMENT" shall mean: (x) for the period from the Closing Date until April 1, 2001, $3,000,000, and (y) for the period from April 1, 2001 until the Maturity Date, $2,500,000.

         (iv) The term "AFFILIATE" shall mean any person who is a director or officer of the subject referenced or is a Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such Person; and, for purposes of this Agreement, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         (v) The term "APPROVED BUDGET" shall have the meaning ascribed and assigned to such term as set forth under Section 6.3 hereof.

         (vi) The term "BENEFIT PLANS" shall mean all pension, profit-sharing, bonus, incentive, welfare or other employee benefit plans within the meaning of
Section 3(3) of ERISA, and related trusts, insurance and annuity contracts, funding media and related agreements and arrangements, other than Multiemployer Plans.

         (vii) The term "BORROWER" shall have the meaning ascribed and assigned to such term as set forth in the preamble of this Agreement.

         (viii) The term "BORROWING BASE CERTIFICATE" shall mean a certificate duly executed by any authorized officer of the Borrower in the form attached hereto as Schedule A.

         (vix) The term "BORROWING DATE" shall mean, with respect to a Revolving Credit Borrowing, the Business Day on which such Revolving Credit Borrowing is funded by the Lender in accordance with Section 2.2 hereof.

         (x) The term "BORROWING REQUEST" shall mean a request by the Borrower for a Revolving Credit Borrowing as provided in Section 2.2 of this Agreement.

         (xi) The term "BUSINESS" shall have the meaning ascribed and assigned to such term in the preamble of this Agreement.

         (xii) The term "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are required or permitted by law to close.

         (xiii) The term "CLOSING DATE" shall mean the date upon which the conditions set forth in Section 3.1 of this Agreement shall have been completed and fulfilled to the satisfaction of the Lender.

         (xiv) The term "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (xv) The term "COMMISSION" shall mean the United States Securities and Exchange Commission.

         (xvi) The term "COMMON STOCK" shall mean the Borrower's common stock, par value $.001.

         (xvii) The term "DEBT" of any Person shall mean, at any date, all indebtedness of such Person which would, in accordance with Generally Accepted Accounting Principles, be classified as indebtedness, whether funded or current, but in any event including:

                           (A) all indebtedness of such Person with respect to money borrowed (including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations under which interest charges are customarily paid);

                           (B) all indebtedness guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement, contingent or otherwise, to supply funds to or in any other manner invest in the debtor, to purchase indebtedness, or to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or otherwise;

                           (C) all indebtedness secured by any mortgage, lien, pledge, charge or encumbrance of any kind upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness;

                           (D) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, even though the



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

         rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession of such property; and

                           (E) all obligations under leases that are or should be, in accordance with Generally Accepted Accounting Principles, recorded as capital leases.

         (xviii) The term "DEFAULT" shall mean any fact, circumstance or event which, with notice or passage of time or both, or the happening of any other condition, event or act, would constitute an Event of Default.

         (xix) The term "DEFINED BENEFIT PLAN" shall mean any Benefit Plan which is a "defined benefit plan" within the meaning of Section 3(35) of ERISA.

         (xx) The term "DISCOUNTED ROYALTY" shall mean, as of any date (each herein referred to as the "date of reference"), the amount obtained by discounting, from its scheduled due date to such reference date (in accordance with accepted financial practice and at a discount factor, applied on the same periodic basis as that on which interest on the Revolving Credit Loan is payable, equal to 16% per annum), each component of the Royalty payable at the date of reference under the Safety-Kleen Agreement with respect to covered Equipment (as defined thereunder) theretofore sold thereunder.

         (xxi) The term "ENVIRONMENTAL LAWS" shall mean any and all federal, national, state or local laws, statutes, ordinances, rules, regulations, orders or determinations of any federal, national, state or local governmental authority pertaining to health or the environment.

         (xxii) The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations promulgated thereunder by the United States Treasury Department, the United States Department of Labor and/or the PBGC.

         (xxiii) The term "EVENT OF DEFAULT" or "Events of Default" shall have the meaning set forth in Section 8.1 of this Agreement.

         (xxiv) The term "EXCHANGE ACT" shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time, and any successor statute of similar import, together with the regulations promulgated thereunder by the Commission.

         (xxv) The term "FINANCING STATEMENTS" shall mean the Uniform Commercial Code UCC-1 financing statements to be filed with the applicable Governmental Authorities of each relevant jurisdiction pursuant to which the Lender shall perfect its security interest under the Security Agreement.

         (xvi) The term "GBCC INDEBTEDNESS" shall mean indebtedness of the Borrower with respect to money borrowed pursuant to the GBCC Loan Documents.


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


         (xvii) The term "GBCC LOAN DOCUMENTS" shall mean the Loan and Security Agreement dated May 17, 1999 (as amended December 21, 1999 and November 2, 2000) between the Borrower and Guaranty Business Credit Corporation (as assignee of Capital Business Credit, a division of Capital Factors, Inc.), together with all documents executed in connection therewith.

         (xxviii) The term "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean generally accepted principles and practices as developed and modified by the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and industry practices and custom, applied on a consistent basis.

         (xxix) The term "GOVERNMENTAL AUTHORITY" shall mean any federal, state, county or municipal, or foreign, governmental agency, board, commission, officer, official or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government whose consent or approval is required as a prerequisite to (i) the continued uninterrupted operation of the Business, or (ii) the performance of any act or obligation or the observance of any agreement or condition of the Borrower under this Agreement or the other Revolving Credit Loan Documents.

         (xxx) The term "INVENTORY" shall mean all inventory in all of its forms of the Borrower, wherever located, including, without limitation: (a) all merchandise, goods and other personal property which are held for sale or lease, all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof; (b) all goods in which the Borrower has an interest in mass or a joint or other interest or right of any kind (including goods in which the Borrower has an interest or right as consignee); and (c) all goods which are returned to or repossessed by the Borrower; and all accessions thereto, products thereof and documents therefor.

         (xxxi) The term "INVENTORY QUALIFICATION CRITERIA" shall mean Inventory that: (a) does not consist of packaging, materials, labels or supplies; (b) at all times strictly complies with all of Borrower's warranties and representations to the Lender (which, by the Borrower's acceptance of Revolving Credit Borrowings thereon, shall be deemed to include the Borrower representation that such Inventory meets the criteria set forth in this Agreement); (c) is in good, new and saleable condition; (d) is not obsolete or unmerchantable; (e) meets all standards imposed by any Governmental Authority;
(f) is at all times subject to the Lender's duly perfected, first priority security interest and there exists no other Lien thereon; (g) is in the Borrower's possession and control situated at a location in compliance with this

Agreement and the Security Agreement and is not in transit or outside the continental United States; (h) is not in the hands of any third party, including a warehouseman, finisher, consignee, lessee, or like party; (i) is not subject to any license or other agreement that limits, conditions or restricts the Borrower's or the Lender's right to sell or otherwise dispose of such Inventory; and (j) with respect to which the Lender has received an executed landlord's waiver, in form and substance acceptable to the Lender, for the location at which the Inventory is stored.

         (xxxii) The term "LENDER" shall have the meaning ascribed and assigned to such term as set forth in the preamble of this Agreement.

         (xxxiii) The term "LIEN" shall mean any mortgage, deed of trust, security interest, pledge, lien, or other charge or encumbrance of any nature.

         (xxxiv) The term "LOAN DOCUMENTS" shall mean any and all agreements, documents, certificates and instruments executed by the Borrower, and/or any other Person and delivered by the Borrower, and/or any other Person to the Lender pursuant to and in connection with the Revolving Credit Loan and this Agreement, including, without limitation, the Note, the Security Agreement, and the Financing Statements, in each case as amended, supplemented, restated or otherwise modified from time to time in accordance with the provisions thereof.

         (xxxv) The term "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on: (x) the business, properties, operations, income, assets or condition, financial or otherwise, of the Borrower, or (y) the ability of the Borrower to perform, or the Lender to enforce, any obligation or liability under the Loan Documents, or any of them.

         (xxxvi) The term "MATURITY DATE" shall mean the earlier of (i) the date the Lender demands payment of the Revolving Credit Loan in accordance with the Loan Documents after the occurrence of an Event of Default, or (ii)May 30, 2003, unless extended in writing by the Lender in its sole and absolute discretion.

         (xxxvii) The term "MULTIEMPLOYER PLAN" shall mean any "multiemployer plan" within the meaning of Section 3(37) of ERISA.

         (xxxviii) The term "MIAMI LEASE" shall mean the lease agreement dated February 5, 1997 between the Borrower and United Capital Holdings Corporation.

         (xxxix) The term "NOTE" shall mean that revolving credit note dated the Closing Date, executed by the Borrower, as the maker, and delivered to the Lender, as payee, in the aggregate principal amount of up to Five Million Dollars ($5,000,000), which Note evidences the Revolving Credit Borrowings under the Revolving Credit Loan.

         (xl) The term "OBLIGATIONS" shall mean all obligations and liabilities of the Borrower, or any successor(s) thereof, owed to the Lender in connection with the Revolving Credit Loan, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, due or to become due to or held by the Lender.

         (xli) The term "PBGC" shall mean the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions and duties under ERISA.

         (xlii) The term "PERMITTED ENCUMBRANCES" shall mean (a) Liens in favor of the Lender; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by the Borrower; (c) Liens disclosed in the financial statements referred to in Section 4.6 of this Agreement (including, without limitation, the Lien securing the Subordinated Secured Loan); (d) deposits or pledges of cash to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, utility deposits and other obligations of like nature arising in the ordinary course of such Borrower's business; (f) judgment Liens that have been stayed or bonded and, subject to the provisions of this Agreement elsewhere contained, mechanics, workers', landlord's, materialmen's or other like Liens arising in the ordinary course of the Borrower's business with respect to obligations which are not due or which are being contested in good faith by the Borrower; and (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of the Borrower and (y) the aggregate amount of Debt secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed $500,000.

         (xliii) The term "PERSON" shall mean an individual, a partnership, a corporation, a trust, an unincorporated association, and a government or any department, agency or political subdivision thereof.

         (xliv) The term "QUALIFIED ACCOUNTS RECEIVABLE" shall mean an Account which has been identified and described to the Lender's satisfaction, is represented by the Borrower (by its acceptance of Revolving Credit Borrowings thereon) as meeting all of the following criteria on its origination date and thereafter until collected, and is in all other respects acceptable to the Lender, in its sole and absolute discretion:

                  (A) the Borrower is the sole owner of the Account and has not sold, assigned or otherwise transferred it, and the Account is not subject to any Lien (other than any Lien granted to the Lender in connection with the Revolving Credit Loan or any junior Lien securing the Subordinated Secured Loan);


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


                  (B) the Account is bona fide, legally enforceable and owing to the Borrower for the sale of goods or performance of services in the ordinary course of business and the Account does not require any further act on the part of the Borrower to make it owing by the account debtor, and the Borrower shall, promptly upon each request of the Lender, deliver to the Lender (or, at the time of origination of the Account, if required by the Lender, deliver to the Lender) copies of invoices, billings, shipping documents and other documents evidencing the obligation to pay the Account;

                  (C) the Account does not represent a conditional sale, consignment or other sale on a basis other than that of absolute sale, is not evidenced by any note, instrument, chattel paper or like document;

                  (D) the invoice for the Account has not been outstanding for more than 60 days from the date thereof;

                  (E) the Account is not subject to any defense, offset, counterclaim, credit, allowance or adjustment except usual and customary prompt payment discounts, nor has the account debtor indicated any dispute or complaint concerning them;

                  (F) no other Account of the account debtor is 60 days or more overdue in payment, and the Borrower has not received any notice, nor has any knowledge, of any facts which otherwise adversely affect the credit of any account debtor;

                  (G) the account debtor is not an Affiliate of the Borrower nor a director or officer of the Borrower or an Affiliate of any director or officer (except for an Account pursuant to the Safety-Kleen Agreement);

                  (H) the Account does not represent a contra account;

                  (I) the Account is not an Account with respect to which any representation or warranty contained in the Loan Documents is untrue, or which violates any of the covenants contained in the Loan Documents and, without limiting the generality of the foregoing, the Account by its terms does not prohibit or restrict the pledge or assignment thereof pursuant to the Loan Documents;

                  (J) the Account does not represent the Royalty, or any part thereof; and

                  (K) the Account otherwise satisfies the requirements of the Lender.

         (xlv) The term "QUALIFIED DISCOUNTED ROYALTY" shall mean the Discounted Royalty, or portion thereof, which the Lender in its sole and absolute discretion, deems to be acceptable. Without limiting the generality of the foregoing, the Qualified Discounted Royalty shall not include reference to any Royalty (or Discounted Royalty) if:

                  (A) the Borrower has sold, assigned or otherwise transferred it, or the right to receive it or the proceeds thereof, or subjected it to Lien (other than any Lien granted to the Lender in connection with the Revolving Credit Loan or any junior lien securing the Subordinated Secured Loan);

                  (B) the Royalty is not bona fide, legally enforceable and payable to the Borrower under the Safety-Kleen Agreement; or

                  (C) the Safety-Kleen Agreement is not in full force and effect without default thereunder.

For purposes hereof (including, without limitation, the determination of the Advance Limit) there shall be no duplication of amounts entering into calculation of the Qualified Discounted Royalty and the Qualified Accounts Receivable.

         (xlvi) The term "QUALIFIED FINISHED GOODS INVENTORY" shall mean and include that Inventory of the Borrower which the Lender, in its sole and absolute discretion, deems to be Qualified Finished Goods Inventory. Without limiting the generality of the foregoing, no Inventory shall be Qualified Finished Goods Inventory unless: (a) it is finished goods and (b) it meets the Inventory Qualification Criteria.

         (xlvii) The term "QUALIFIED RAW MATERIALS/WORK-IN-PROCESS INVENTORY" shall mean and include that Inventory of the Borrower which the Lender, in its sole and absolute discretion, deems to be Qualified Raw Materials/Work-in-Process Inventory. Without limiting the generality of the foregoing, no Inventory shall be Qualified Raw Materials/Work-in-Process Inventory unless: (a) it is work-in-process or raw materials, or consists of component parts to be incorporated into finished goods; and (b) it meets the Inventory Qualification Criteria.

         (xlviii) The term "REVOLVING CREDIT BORROWING" shall mean any advance(s) that are Revolving Credit Loan proceeds, pursuant to and in accordance with the terms and conditions of this Agreement.

         (xlix) The term "REVOLVING CREDIT LOAN" shall have the meaning ascribed and assigned to such term as set forth in the second recital of this Agreement.

         (l) The term "ROYALTY" shall have the meaning assigned and ascribed to such term under the Safety-Kleen Agreement.

         (li) The term "SAFETY-KLEEN AGREEMENT" shall mean the Marketing and Distribution Agreement dated as of November 13, 2000 between the Borrower and

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Safety-Kleen Systems, Inc. in the form executed on such date, together with such amendments thereto permitted under this Agreement.

         (lii) The term "SEC DOCUMENTS" shall have the meaning ascribed and assigned to such term under Section 4.6 of this Agreement.

         (liii) The term "SECURITY AGREEMENT" shall mean that certain Security Agreement in the form attached hereto as Exhibit B, dated the Closing Date, whereby the Borrower has pledged, assigned, hypothecated, conveyed, transferred, given and granted to the Lender a continuing pledge, of and security interest in all of the security described therein.

         (liv) The term "SECURITIES ACT" shall mean the U.S. Securities Act of 1933, as amended from time to time, and any successor statute of similar import, together with the regulations promulgated thereunder by the Commission.

         (lv) The term "SHAREHOLDERS AGREEMENT" shall mean the Shareholders Agreement dated May 2, 2000 of the Borrower, as in effect on the date hereof.

         (lvi) The term "SUBORDINATED NOTES" shall mean the Borrower's 8.25% Subordinated Convertible Notes due February 23, 2003 in the aggregate original principal amount of $17,000,000.

         (lvii) The term "SUBORDINATED SECURED LOAN" shall mean the Loan Agreement dated August 7, 2000(as amended November 10, 2000) among the Borrower, Hanseatic Americas LDC, Environmental Opportunities Fund II, LP and Environmental Opportunities Fund II (Institutional, LP, together with all documents executed in connection therewith.

         (lviii) The term "SUBORDINATION AGREEMENT" shall mean the Subordination Agreement, dated the date hereof, executed to the Lender with respect to the Subordinated Secured Loan, in the form attached hereto as Exhibit C.

         (lix) The term "SUBSIDIARY" shall mean (i) any present or future corporation at least a majority of the outstanding voting stock, of which shall, at the time, be owned by the Borrower, by the Borrower and one or more Subsidiaries of the Borrower or by one or more Subsidiaries of the Borrower, or
(ii) any other Person which is otherwise controlled by the Borrower and one or more Subsidiaries of the Borrower, directly or indirectly. For purposes hereof, outstanding voting stock shall be deemed to be capital stock of any class or classes, however designated, having ordinary voting power for the election of the members of the board of directors or other governing body of such corporation.

         (lx) The term "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code, as enacted in any jurisdiction in which perfection of the security interest granted to the Lender hereunder is required.

         (lxi) The term "VALUE" shall mean, with reference to Qualified Finished Goods Inventory or Qualified Raw Materials/Work-in-Process Inventory, value determined on the basis of the lower of cost or market value of such Inventory, with the cost thereof calculated on a first-in, first-out basis.

                                   ARTICLE II

                                      LOAN

         Section 2.1 REVOLVING CREDIT LOAN. Until the Maturity Date, and provided that no Default or Event of Default shall have occurred and be continuing, the Lender agrees, subject to the terms and conditions hereinafter set forth, to make Revolving Credit Borrowings from time to time to the Borrower in such amounts as the Borrower may from time to time request; except that, the aggregate principal amount outstanding of all such Revolving Credit Borrowings made by the Lender to the Borrower at the time of any Borrowing Request shall not exceed the Advance Limit. Within the constraints of the Advance Limit, the Borrower may borrow, repay and reborrow amounts under this Section 2.1.

         Section 2.2 BORROWING PROCEDURES. The Borrower shall request Revolving Credit Borrowings from the Lender and shall confirm the proposed request for a Revolving Credit Borrowing by furnishing a Borrowing Request to the Lender by telecopy or otherwise no later than 9:00 a.m., New York time, three Business Days prior to the date of the funding of the Revolving Credit Borrowing; provided no more than two Borrowing Requests may be delivered during any calendar month. The Borrowing Request shall include the principal amount of the Revolving Credit Borrowing (which must be in increments of $50,000) and the requested Borrowing Date. Provided that all of the terms, conditions and provisions of this Agreement and the other Loan Documents shall theretofore have been satisfied by the Borrower on the Borrowing Date, the Lender shall make the requested Revolving Credit Borrowing to the Borrower, by depositing said funds in a demand deposit account which the Borrower shall designate in writing to the Lender no later than the time of the request for such Revolving Credit Borrowing. The Borrower hereby authorizes the Lender, or its duly authorized agent, to endorse on the grid attached as Schedule A to the Note, an appropriate notation evidencing the amount of each such Revolving Credit Borrowing, which, in the absence of manifest error, shall be conclusive as to the outstanding principal amount of all Revolving Credit Borrowings hereunder and thereunder; provided, however, that the failure to make such notation with respect to any Revolving Credit Borrowing shall not limit or otherwise affect the obligation of the Borrower to the Lender under this Agreement or the Note.

         Section 2.3 NOTE. The obligation of the Borrower to repay all monies advanced by the Lender to the Borrower in connection with the Revolving Credit Loan shall be evidenced by the Note, in the form of Exhibit A annexed hereto, which the Borrower shall have duly executed and delivered to the Lender on or prior to the Closing Date. The Note shall (i) be dated the Closing Date, (ii) have a principal sum, which shall be payable in the amounts and on the dates as provided for in Section 2.5 hereof and (iii) bear interest at such rates payable on the dates and in the manner provided for in Section 2.4 hereof.

         Section 2.4 INTEREST. All Revolving Credit Borrowings shall bear interest computed daily on the advanced and unpaid principal amount of said Revolving Credit Borrowings from the respective Borrowing Dates until final repayment in full of said Revolving Credit Borrowings in accordance with Section
2.5 of this Agreement, at an interest rate of fourteen percent per annum (14%). Interest on the outstanding principal balance of the Revolving Credit Loan shall be paid monthly in arrears commencing on December 31, 2000 and continuing thereafter on the last calendar day of each succeeding month, with the final payment of interest due on the date the Revolving Credit Loan is repaid in full in accordance with Section 2.5 of this Agreement.

         Section 2.5 REPAYMENT OF PRINCIPAL. Unless the Lender has previously demanded payment therefor after the occurrence of an Event of Default in accordance with this Agreement and the Note, the Revolving Credit Loan shall be due and payable in full to the Lender on the Maturity Date; provided, however, that, if the outstanding Revolving Credit Borrowings shall exceed the Advance Limit, at any time, such excess shall be immediately payable to the Lender. Each payment of principal shall be accompanied by payment of all unpaid accrued interest, fees and expenses, if any, with respect to such excess.

         Section 2.6 LATE CHARGES. In the event that any payment, including, without limitation, interest and/or principal, required to be made by the Borrower under this Agreement or the Note shall not be received by any Lender within ten days after the same shall become due and payable, such Lender may charge, and if so charged, the Borrower shall pay, a late charge equal to five cents for each dollar of such delinquent payment for the purpose of defraying the expense incident to the handling of such delinquent payment.

         Section 2.7 OPTIONAL AND MANDATORY PREPAYMENT. (a) The Borrower shall have the right at any time to prepay the whole, or any part, of the unpaid principal amount of the Revolving Credit Loan, without premium or penalty, upon the terms hereinafter set forth under Paragraph (c) of this Section 2.7, and provided that interest on the principal amount thereof to be so prepaid accrued to the date of such prepayment shall be paid concurrently therewith.

                  (b) Upon the consummation from time to time by the Borrower of any sale for cash of any debt or equity securities, or of any other financing transaction for borrowed money (other than capital leasing transactions or purchase money financings), the net proceeds thereof shall in each case forthwith be applied by the Borrower to the prepayment of the Revolving Credit Loan, without premium or penalty, but together with all interest on the principal amount thereof to be so prepaid accrued to the date of such prepayment.

                  (c) Notices of prepayment shall be given by the Borrower to the Lender not less than five days prior to the date specified therein for prepayment. Upon giving of notice of prepayment as aforesaid, the Revolving Credit Loan or portion thereof so specified for prepayment shall on the prepayment date specified in such notice become due and payable, and from and after the prepayment date so specified (unless the Borrower shall default in making such prepayment) interest on the principal of the Revolving Credit Loan or portion thereof so specified for prepayment shall cease to accrue, and the principal of the Revolving Credit Loan or portion thereof so specified for prepayment shall be paid by the Borrower as aforesaid.

         Section 2.8 SECURITY. As security for the due and punctual payment and performance of the obligations of the Borrower under the Note, this Agreement and the other Loan Documents, the Borrower shall have duly executed and delivered to the Lender a Security Agreement, in the form of Exhibit C annexed hereto, dated the Closing Date, and such other customary security related documents.

         Section 2.9 REPLACEMENT OF ANY NOTE. Upon receipt by the Borrower of evidence satisfactory to it of the loss, theft, destruction or mutilation of the Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon surrender and cancellation of the Note, if mutilated, the Borrower, upon reimbursement to it of all reasonable expenses incidental thereto, shall make and deliver to any Lender a new Note, of like tenor, in lieu of such Note. Any Note made and delivered in accordance with the provisions of this Section 2.9 shall be dated as of the date to which interest has been paid on the Note so replaced .

         Section 2.10 PAYMENTS AND COMPUTATIONS. All computations of interest under this Agreement and the Note shall be made on the basis of a year of 360 days consisting of twelve months of 30 days each, in each case for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable. Whenever any payment under the Note shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest. All payments received by the Lender shall be applied, first, to the payment of interest, fees and expenses, with any balance to the payment and reduction of principal. All payments made by the Borrower under the Note shall be made irrespective of, and without any reduction for, any set-off or counterclaims.

         2.11 FACILITY FEE. In consideration of the covenants and agreements of the Lender set forth herein, on the Closing Date the Borrower shall pay to the Lender the amount of $125,000.

                                   ARTICLE III

                         CONDITIONS PRECEDENT OF LENDING

         Section 3.1 INITIAL REVOLVING CREDIT BORROWING. The obligation of the Lender to make the Revolving Credit Loan available to the Borrower on the Closing Date and to make the initial Revolving Credit Borrowing shall be subject to the following conditions precedent, any and all of which may be waived by the Lender, in its sole discretion, and each of which the Borrower hereby agrees to use its best efforts to satisfy:

                  (i) the Note, dated the Closing Date, shall have been duly executed and delivered by the Borrower to the Lender;

                  (ii) the Security Agreement, dated the Closing Date, and a sufficient number of the related Financing Statements, shall have been duly executed and delivered by the Borrower to the Lender, and the Borrower shall have executed and delivered to the Lender for filing with the United States Patent and Trademark Office and the United States Copyright Office such documents as shall be sufficient to perfect the Lender's interest under the Security Agreement;

                  (iii) a Subordination Agreement, dated the Closing Date, shall have been duly executed and delivered to the Lender by each of the creditors under the Subordinated Secured Loan, and each such creditor shall have delivered to the Lender evidence satisfactory to the Lender of compliance therewith (including, without limitation, sufficient amendments to filings under the Uniform Commercial Code with respect to the Subordinated Secured Loan indicating the senior interest of the Lender); and the Subordinated Secured Loan shall otherwise have been amended as requested by the Lender prior to the Closing Date.

                  (iv) the Lender shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower stating: (a) that attached thereto is a true and complete copy of the certificate of incorporation and by-laws of the Borrower, as well as the text of the corporate resolutions adopted by the Board of Directors of the Borrower authorizing the transactions contemplated by this Agreement and designating the officers who are authorized to execute this Agreement and the Note and request Revolving Credit Borrowings under this Agreement ; (b) that none of the same has been modified and all are in full force and effect; (c) that the individual signing this Agreement is a duly elected officer of the Borrower; and (d) that set forth thereon is a true specimen of the signature of the officer of the Borrower who is authorized to execute the Note; and containing a certification by another officer of the Borrower as to the incumbency and signature of the Secretary or Assistant Secretary executing such certificate;

                  (v) the representations and warranties of the Borrower contained under Article IV hereof shall be true and correct in all material respects at and as of the Closing Date with the same effect as though all such representations and warranties were made at and as of the time of the Closing Date (except for representations and warranties which are of a specific date or which relate to a specific period other than or not including the time of the Closing Date, as the case may be, and except for changes therein contemplated or permitted by this Agreement) and the Borrower shall have complied with all of its covenants contained in this Agreement; and there shall not exist any fact,circumstance or event which constitutes a Default or an Event of Default;

                  (vi) the Lender shall have received an opinion of Greenberg Traurig, P.A., counsel to the Borrower, dated the Closing Date, in form satisfactory to the Lender and to Krugman & Kailes LLP, counsel to the Lender, in the form of Exhibit D annexed hereto;

                  (vii) all consents, acknowledgements, approvals, permits and orders with respect to the transactions contemplated by the Loan Documents shall have been obtained, including without limitation, the execution and delivery to the Lender, in recordable form (and otherwise in form and substance satisfactory to the Lender), of a landlord waiver with respect to the premises subject to the Miami Lease;

                  (viii) the Lender shall have received evidence satisfactory to it of the absence of any fee to Sanders Morris Harris or any other person in connection with the execution and delivery of this Agreement or any advance hereunder;

                  (ix) the Borrower shall have satisfied the entire amount of the GBCC Indebtedness, and the GBCC Loan Documents shall have in all respects been terminated and released and shall be of no further force or effect; and, without limitation, all collateral thereunder shall have been released ; and

                  (x) the Lender shall have received such additional documents, instruments, certificates and searches, in form and substance satisfactory to the Lender and counsel to the Lender, as the Lender may reasonably request.

         SECTION 3.2 ALL REVOLVING CREDIT BORROWINGS. The obligation of the Lender to make each Revolving Credit Borrowing under this Agreement, including the initial Revolving Credit Borrowing hereunder, shall be subject to the following conditions precedent, any or all of which may be waived by the Lender in its sole discretion, and each of which the Borrower hereby agrees to use its best efforts to satisfy:

                  (i) the representations and warranties of the Borrower contained under Article IV hereof, and under the Security Agreement, shall be true and correct in all material respects at and as of the time of such Revolving Credit Borrowing with the same effect as though all such representations and warranties were made at and as of the time of such Revolving Credit Borrowing (except for representations and warranties which are as of a specific date or which relate to a specific period other than or not including the time of such Revolving Credit Borrowing, as the case may be, and except for changes therein contemplated or permitted by this Agreement) and the Borrower shall have complied with all of its covenants contained in this Agreement and the Security Agreement; and there shall not exist any fact, circumstance or event which constitutes a Default or an Event of Default;

                  (ii) at the time of such Revolving Credit Borrowing, the Borrower shall have delivered to the Lender a Borrowing Base Certificate, dated the date of such Revolving Credit Borrowing;

                  (iii) all dividends on the Series C Convertible Preferred Stock and Series D Convertible Preferred Stock of the Borrower accrued through and including the date of such Revolving Credit Borrowing shall have been paid in full; and any and all adjustments to the Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and the Borrower's warrants issued to any Affiliate of the Lender, arising from events and circumstances through and including the date of such Revolving Credit Borrowing, shall have been effectuated and noticed to the holders of such securities; and

                  (iv) the Lender shall have received such additional documents, instruments and certificates, in form and substance satisfactory to the Lender and counsel to the Lender, as the Lender may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE BORROWER

         The Borrower hereby represents, warrants and covenants to the Lender that:

         Section 4.1 INCORPORATION. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority to own or hold under lease the assets and properties material to the operation of the Business which it owns or holds under lease and to perform all of its obligations under the agreements material to the operation of the Business to which it is a party, including, without limitation, this Agreement, the Note and the Security Agreement. The Borrower is in good standing in each other jurisdiction wherein the failure so to qualify would have a Material Adverse Effect. The copies of the certificate of incorporation and by-laws of the Borrower which have been delivered to the Lender by the Borrower are complete and correct.

         Section 4.2 AUTHORIZATION. The execution and delivery by the Borrower of the Loan Documents to which it is a party, and each of them, the performance by the Borrower of its covenants and agreements under the Loan Documents to which it is a party, and each of them, and the consummation by the Borrower of the transactions contemplated by the Loan Documents to which it is a party, and each of them, have been duly authorized by all necessary corporate action. When executed and delivered by the Borrower, the Loan Documents, and each of them, shall constitute the valid and legally binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

         Section 4.3 CONFLICTS. Neither the execution and delivery of the Loan Documents, nor any of them, nor the consummation by the Borrower of the transactions contemplated in the Loan Documents, nor any of them, will violate any provision of the certificate of incorporation or by-laws of the Borrower or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court, government, or governmental agency or instrumentality, domestic or foreign, binding upon the Borrower, or except as set forth under Schedule 4.3 annexed hereto, conflict with or result in any breach of or event of termination under any of the terms of, or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to, the terms of any contract (except for the liens created by the Security Agreement) or agreement to which the Borrower is a party or by which the Borrower or any of its properties or assets is bound which in any case would cause a Material Adverse Effect. Without limiting the generality of the foregoing, the consummation by the Borrower of the transactions contemplated by this Agreement will not result in violation by the Borrower of any covenant contained in the Subordinated Notes, and the Subordinated Notes and the amounts payable thereunder, including principal, premium, if any, and accrued interest shall be subordinate and junior to the Loan, and all interest thereon, and all other amounts due under this Agreement. None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds of the Loan) violates, shall violate or shall result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

         Section 4.4 CAPITALIZATION. The authorized capital stock of the Borrower consists of (i) 25,000,000 shares of Common Stock and (ii) 1,500,000 shares of preferred stock, of which (A) 150,000 shares have been designated Series B Convertible Preferred Stock, (B) 150,000 shares have been designated Series C Convertible Preferred Stock and (C) 150,000 shares have been designated Series D Convertible Preferred Stock. As of the date hereof and at the Closing

Date, 4,742,923 shares of Common Stock are and will be issued and outstanding, 55,311 shares of Series B Convertible Preferred Stock are and will be issued and outstanding, 73,784 shares of Series C Convertible Preferred Stock are and will be issued and outstanding and 20,265 shares of Series D Convertible Preferred Stock will be issued and outstanding, respectively. All of the outstanding shares of the capital stock of the Borrower are validly issued, fully paid and non-assessable. As of the date hereof and at the Closing Date, the following additional securities are and will be issued and outstanding: (i) options to purchase an aggregate of 627,335 shares of Common Stock, (ii) warrants to purchase 2,773,901 shares of Common Stock, and (iii) subordinated debentures convertible into an aggregate of 1,085,094 shares of Common Stock. There are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable or convertible into, any shares of capital stock of the Borrower, or contracts, commitments, understandings or arrangements by which the Borrower is or may become bound to issue additional shares of capital stock of the Borrower or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Borrower (except as contemplated by this Agreement). No event has occurred prior to the date hereof which, subsequent to the date hereof, will cause any adjustment in any conversion or exercise price or ratio with respect to any such securities pursuant to any anti-dilution provisions thereunder, nor as a result of any such event, will the number of shares of capital stock issuable upon such conversion or such exercise, as the case may be, be subject to adjustment.

         Section 4.5 SUBSIDIARIES. The Borrower does not, directly or indirectly, beneficially or legally own or hold any capital stock or other proprietary interest in any corporation, partnership, joint venture, business trust or other legal entity.

         Section 4.6 SEC DOCUMENTS; FINANCIAL STATEMENTS. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Borrower has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Borrower with the Commission (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Borrower has delivered or made available to the Lender true and complete copies of all SEC Documents (including, without limitation, proxy information and solicitation materials and registration statements) filed with the Commission since September 27, 1996 and all annual SEC Documents filed with the Commission since September 27, 1996. Without limiting any other representation or warranty herein, the Borrower has not provided the Lender with any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Borrower but which has not been so disclosed. As of their respective dates, the SEC Documents (as amended by any amendments filed prior to the Closing Date and provided to the Lender) complied in all material respects with the requirements of the Securities Act and the Exchange Act, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Borrower included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Borrower as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         Section 4.7 TAXES. Except as set forth on Schedule 4.7 annexed hereto, the Borrower has filed or caused to be filed all federal, state, municipal, foreign and other tax returns, reports and declarations, or extensions therefor, required to be filed by it, so as to prevent any valid lien, charge or encumbrance of any nature on its assets or properties and, except as set forth on Schedule 4.7 annexed hereto, has paid or shall pay all taxes which have been or shall become due with respect to the periods covered by said returns or pursuant to any assessment received by it in connection therewith, which lien, charge, encumbrance or failure to pay would, individually, or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 4.7 annexed hereto, all assessments and charges (including penalties and interest, if any) related to periods ended on or before December 31, 1999 have been or will be paid by the Borrower, including any necessary adjustments with state and local tax authorities, the failure to pay which would, individually, or in the aggregate, have a Material Adverse Effect, and except as set forth on Schedule
4.7 annexed hereto, no material deficiency in payment of any taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof.

         Section 4.8 TITLE; CREDIT ARRANGEMENTS; DEFAULTS. The Borrower has good, valid, and marketable title to all assets and properties owned by it and material to its business, in each case free and clear of all Liens other than
(i) Liens created pursuant to the Subordinated Secured Loan, (ii) Liens in favor of the Lender, (iii) the Permitted Encumbrances, and (iv) Liens specifically permitted by the Lender in writing, and, without limiting the foregoing, the assets and properties owned by the Borrower and shown on the balance sheet as of and at September 30, 2000 included in the SEC Documents which are, individually, or in the aggregate, material to the Borrower's business or condition, are owned by the Borrower, in each case free and clear of all Liens other than (i) Liens created pursuant to the Subordinated Secured Loan, (ii) Liens in favor of the Lender, (iii) the Permitted Encumbrances, and (iv) Liens specifically permitted by the Lender in writing. The Borrower leases or owns all material properties and assets necessary for the operation of its business as currently conducted. Set forth on Schedule 4.8 attached hereto is a list of all contracts, agreements, mortgages, arrangements (written or oral), and other documents to which the Borrower is a party or by which the Borrower or any of its assets or properties is or may be bound, with respect to obligations of the Borrower for borrowed money or guaranties therefor, or any restriction on the repayment of indebtedness incurred or on the payment of dividends on any securities of any such entity. No event has occurred, or, is alleged to have occurred, which constitutes or with lapse of time or giving of notice or both, would constitute a default or a basis for a claim of FORCE MAJEURE or other claim of excusable delay or non-performance under any of the foregoing; and no such event has occurred, or is alleged to have occurred, under any other contract, agreement, license, lease, or other document to which the Borrower is a party, which would, individually or in the aggregate, have a Material Adverse Effect.

         Section 4.9 EMPLOYEE BENEFIT PLANS. All Benefit Plans and all Multiemployer Plans in which the employees of the Borrower participate comply in all material respects with all requirements of the Department of Labor and the Internal Revenue Service promulgated under ERISA and with all other applicable law. The Borrower does not have any employees covered by any Multiemployer Plan. The Borrower has not taken or failed to take any action with respect to the Benefit Plans which might create any liability on the part of the Borrower which, individually, or in the aggregate, would have a Material Adverse Effect. Each "fiduciary" (within the meaning of section 3(21)(A) of ERISA) as to each Benefit Plan and, to the best of the knowledge of the Borrower, as to each Multiemployer Plan, has complied in all material respects with the requirements of ERISA and all other applicable law in respect of each such Plan. In addition:

                  (i) No Defined Benefit Plan or, to the best of the knowledge of the Borrower, any Multiemployer Plan, has incurred an "accumulated funding deficiency" (within the meaning of section 412(a) of the Code), whether or not waived;

                  (ii) No "reportable event" (within the meaning of section 4043 of ERISA) has occurred with respect to any Benefit Plan or, to the best of the knowledge of the Borrower, any Multiemployer Plan; there have been no terminations of any Defined Benefit Plan or, to the best of the knowledge of the Borrower, any Multiemployer Plan, or any related trust; and no such termination of any of the foregoing reasonably can be expected to occur;

                  (iii) No "prohibited transaction" (within the meaning of section 406 of ERISA or section 4975(c) of the Code) has occurred with respect to any Benefit Plan, or to the best of the knowledge of the Borrower, any Multiemployer Plan;

                  (iv) The aggregate present value of accrued benefits of the Defined Benefit Plans is not more than the aggregate value of the assets of such plans; there has been no withdrawal liability incurred by the Borrower with respect to any Multiemployer Plans; and the Borrower has not withdrawn (partially or totally within the meaning of ERISA) from any Multiemployer Plan; and

                  (v) Other than claims in the ordinary course for benefits with respect to any Benefit Plan, or, to the best of the knowledge of the Borrower, any Multiemployer Plan, there are no actions, suits, or claims pending with respect to any Plan or any circumstances known to the Borrower which might give rise to any such action, suit, or claims, which, individually, or in the aggregate, would have a Material Adverse Effect.

         Section 4.10 DISPUTES AND LITIGATION. There is no action, suit, proceeding, or claim, pending or, to the knowledge of the Borrower, threatened, and no investigation by any court or government or governmental agency or instrumentality, domestic or foreign, pending or, to the best of the knowledge of the Borrower, threatened, against the Borrower before any court, government or governmental agency or instrumentality, domestic or foreign, nor is there any outstanding order, writ, judgment, stipulation, injunction, decree, determination, award, or other order of any court or government or governmental agency or instrumentality, domestic or foreign, against the Borrower, in each case which would have, individually or in the aggregate, a Material Adverse Effect. Without limiting any other representation or warranty herein, all claims, actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower before any court, governmental agency or instrumentality, domestic or foreign, are covered by, and within the limits of coverage of, insurance maintained by the Borrower. The use by the Borrower of its assets and the conduct of its business does not, to its knowledge, involve infringement or claimed infringement of any patent, trademark, servicemark, tradename, copyright, license or similar right.

         Section 4.11 COMPLIANCE WITH LAW; LICENSES; FRANCHISES; ENVIRONMENTAL
                      LAWS.

                  (a) The Borrower is not, and is not directly or indirectly controlled by or acting on behalf of any party which is, an "investment company" within the meaning of the U.S. Investment Company Act of 1940, as amended.

                  (b) The Borrower has (or has made timely application for) all franchises, licenses, permits and other governmental and non-governmental approvals necessary to enable it to carry on its business and operations as currently conducted, the failure to have which would, individually or in the aggregate, have a Material Adverse Effect. All such franchises, licenses, permits, and governmental and other approvals are in full force and effect, there has been no material default or breach thereunder, and there is no pending or, to the best of the knowledge of the Borrower, threatened proceeding under which any may be revoked, terminated or suspended. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not conflict with, contravene or terminate any such franchises, licenses, permits or governmental or other approvals. The Borrower has not violated, nor is alleged to have violated, any law, rule, regulation, judgment, stipulation, injunction, decree, determination, award or other order of any government, or governmental agency or instrumentality, domestic or foreign, binding upon the Borrower which violation, individually or in aggregate, might have a Material Adverse Effect.

                  (c) Neither the consummation of the transactions contemplated by this Agreement nor, to the knowledge of the Borrower, any real property utilized by the Borrower nor, to the knowledge of the Borrower, any condition thereon violates any Environmental Laws, other than any such violations which would not have a Material Adverse Effect, and no provisions of any Environmental Laws or regulations in any way affect the consummation of the transactions contemplated by this Agreement.

         Section 4.12 USE OF PROCEEDS. The Borrower shall apply the proceeds of the Revolving Credit Loan solely in connection with the satisfaction of the GBCC Indebtedness and for general corporate purposes and working capital.

         Section 4.13 PRINCIPAL EXCHANGE/MARKET. The principal market on which the Common Stock is currently traded is Nasdaq.

         Section 4.14 NO MATERIAL ADVERSE CHANGE. Since September 30, 2000, the date through which the most recent quarterly report of the Borrower on Form 10-QSB has been prepared and filed with the Commission, a copy of which is included in the SEC Documents, no event which had or is likely to have a Material Adverse Effect has occurred or exists with respect to the Borrower.

         Section 4.15 NO UNDISCLOSED LIABILITIES. The Borrower does not have any liabilities or obligations not disclosed in the SEC Documents other than those liabilities incurred in the ordinary course of their respective businesses since September 30, 2000 or liabilities or obligations, individually or in the aggregate, which do not or would not have a Material Adverse Effect on the Borrower.

         Section 4.16 NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. No event or circumstances has occurred or events with respect to the Borrower, or its business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement of the Borrower which has not been publicly announced or disclosed.

         Section 4.17 BROKERS. The Borrower has taken no action which would give rise to any claim by any Person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

         Section 4.18 DISCLOSURE. The Borrower has heretofore given Lender access to all information which it has requested regarding the business and affairs of the Borrower. No representation or warranty made under any provisions of the Loan Documents, or any of them, and none of the information furnished by the Borrower set forth herein, in the exhibits or schedules hereto or in any document specifically referenced in this Agreement and delivered to the Lender, or any authorized representative of the Lender, pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE LENDER

         The Lender represents, warrants and covenants to the Borrower that:

         Section 5.1 FORMATION. The Lender is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has full power and authority to advance the Revolving Credit Loan and to perform its obligations under the Loan Documents, and each of them.

         Section 5.2 AUTHORIZATION. The execution and delivery of the Loan Documents, and each of them, by Lender, the performance by Lender of its covenants and agreements under the Loan Documents, and each of them, and the consummation by Lender of the transactions contemplated by the Loan Documents, and each of them, have been duly authorized by all necessary action. When executed and delivered by Lender, the Loan Documents, and each of them, will constitute the valid and legally binding obligations of Lender enforceable against Lender in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

         Section 5.3 CONFLICTS. Neither the execution and delivery of the Loan Documents, nor any of them, nor the consummation of the transactions contemplated in the Loan Documents, nor any of them: will violate any provision of the organizational documents of Lender or any law, rule, regulation, writ, judgment, injunction, decree, determination, award, or other order of any court, government or governmental agency or instrumentality, domestic or foreign, binding upon Lender; or conflict with or result in any breach of any of the terms of, or constitute a default under or result in the termination of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to, the terms of any contract or agreement to which Lender is a party or by which Lender or any of its assets and properties is bound, which breach, default, termination, creation, imposition, or other charge or encumbrance would, individually or in the aggregate, have a material adverse impact on the ability of Lender to consummate the transactions contemplated by the Loan Documents.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         Section 6.1 GENERAL COVENANTS. The Borrower covenants and agrees with the Lender that, until the Maturity Date and thereafter for as long as any portion of the Revolving Credit Loan shall remain outstanding and until the full and final payment of the Revolving Credit Loan:

                  (a) The Borrower shall punctually pay or cause to be paid the principal of and interest on the Revolving Credit Loan according to the terms hereof and of the Note.

                  (b) The Borrower shall comply with and perform each and every covenant contained in the Security Agreement.

                  (c) Contemporaneously with the formation or acquisition of any Subsidiary, the Borrower shall cause such Subsidiary to guarantee the Revolving Credit Loan, and to join in the Security Agreement in order to secure such guaranty, in each case in form and substance in all respects satisfactory to the Lender.

                  (d) The Borrower shall and shall cause each Subsidiary to:

                           (i) pay and discharge promptly, or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property, real, personal or mixed, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon its property), provided, however, that it shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings, and if required under Generally Accepted Accounting Principles, if it shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) reasonably deemed by it adequate with respect thereto;

                  (ii) do or cause to be done all things necessary or appropriate to preserve and keep in full force and effect its corporate existence, rights and material franchises, and use its best efforts to qualify as a foreign corporation entitled to do business in every jurisdiction in which the failure so to qualify would, individually or in the aggregate, have a Material Adverse Effect;

                  (iii) maintain its used and useful properties in good working order and condition, and in compliance with all contractual obligations with respect thereto;

                  (iv) keep its real and personal properties adequately insured with sound and reputable insurers in compliance with all contractual obligations with respect thereto, and in all cases to the extent and against such material risks (including fire and other risks commonly insured against by extended coverage) as should be maintained in accordance with good business practice so as not materially to differ, in a manner that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on it, from insurance customarily maintained by companies in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it;

                  (v) comply with all applicable national, federal, state, county and municipal laws, ordinances, rules, and regulations now in force or hereafter enacted (except those being contested in good faith by appropriate proceedings), including, without limitation, any and all Environmental Laws, and take all action with respect to each Benefit Plan in which its employees participate required by applicable law; and

                  (vi) maintain its books, accounts and records in accordance with Generally Accepted Accounting Principles and permit any person or entity designated by reasonable, advance notice from the Lender to visit and inspect at reasonable hours any of its properties, books and financial records, and to make copies thereof and take extracts therefrom.

         Section 6.2 FINANCIAL AND OTHER INFORMATION. The Borrower covenants and agrees with Lender that, until the Maturity Date and thereafter for as long as any portion of the Revolving Credit Loan shall remain outstanding and until the full and final payment of the Revolving Credit Loan, the Borrower shall furnish to Lender:

                  (a) without limiting any provision contained in the Security Agreement, on the date which falls five business days after each such period, in form satisfactory to the Lender, in its reasonable discretion, a report, as of the close of the preceding bi-weekly calendar period, including: (x) a detailed aging report setting forth the amounts due and owing on all Accounts, on the books and records of the Borrower and on the books and records of any Subsidiary, together with a reconciliation report satisfactory to the Lender showing all sales, collections, payments and adjustments to Accounts, on the books and records of the Borrower and on the books and records of any Subsidiary, as of the close of such bi-weekly calendar period, (y) a detailed report of the amount of all Inventory, on the books and records of the Borrower and on the books and records of any Subsidiary, and (z) the Royalty then payable and scheduled due date of each component thereof, together with the units of Equipment and Royalty Rate (as those terms are defined under the Safety-Kleen Agreement) giving rise thereto, in each case under this paragraph (a) with a Borrowing Base Certificate duly executed and delivered on behalf of the Borrower;

                  (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, unaudited balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and unaudited statements of operations and cash flows for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter (all in reasonable detail and with all notes and supporting schedules), certified by the chief financial officer of the Borrower as presenting fairly the financial condition of the Borrower and the Subsidiaries as of the dates and for the periods indicated and as having been prepared in accordance with Generally Accepted Accounting Principles consistently applied, except as may be otherwise disclosed in such financial statements or the notes thereto; provided that the delivery within the time periods specified above of the Borrower's Quarterly Report on either Form 10-QSB or 10-Q prepared in compliance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this Section 6.2(b);

                  (c) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, audited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such year and audited consolidated statements of operations, cash flows and changes in stockholders' equity for such year (all in reasonable detail and with all notes and supporting schedules), certified without qualification by KPMG Peat Marwick LLP or such other independent public accountants satisfactory to the Lender, as presenting fairly the financial condition of the Borrower and the Subsidiaries as of the dates and for the periods indicated and as having been prepared in accordance with Generally Accepted Accounting Principles consistently applied, except as may be otherwise disclosed in such financial statements or the notes thereto; provided that the delivery within the time period specified above of the Borrower's Annual Report on either Form 10-KSB or 10-K prepared in compliance with the requests therefor and filed with the Commission shall be deemed to satisfy the requirements of this Section 6.2(c);

                  (d) concurrently with the financial statements furnished pursuant to clauses (b) and (c) of this Section 6.2, a certificate of the chief executive officer or the chief financial officer of the Borrower stating that no Event of Default hereunder and no event or act which, with the giving of notice or the passage or lapse of time, or both, would constitute such an Event of Default or other event shall exist, specifying all such events, and the circumstances thereof, and the steps if any being taken to remedy the same;

                  (e) promptly upon their becoming available, copies of all financial statements, reports, notices, proxy statements and other communications sent by the Borrower to stockholders or to creditors generally, and copies of each regular or periodic report and any registration statements, prospectuses or written communication (other than transmittal letters) filed by the Borrower with the Commission or any successor agency; and with such other information relevant to the financial condition, properties and operations of the Borrower or any of the Subsidiaries as any Lender may from time to time reasonably request; and

                  (f) prompt written notice after any officer of the Borrower knows or has reason to know that: (i) a default or an Event of Default hereunder, or any condition, event or act which with the giving of notice or the passage or lapse of time, or both, would constitute such an Event of Default, has occurred and is continuing, together with a specification of the same and the steps if any being taken to remedy the same; or (ii) any other circumstances or event has or is reasonably likely to have a Material Adverse Effect.

         Section 6.3 BUDGETS. Prior to the initial Borrowing Request and thereafter at least 30 days prior to the commencement of each succeeding fiscal year, the Borrower shall prepare and submit to the Lender, for review, operating and capital budgets setting forth the Borrower's projection of its cash receipts for such year on a monthly or quarterly basis (and those of its Subsidiaries), together with a detailed summary of its operating expenses and detailed summary of capital expenditures (and those of its Subsidiaries) projected by Borrower for such year on a monthly or quarterly basis. None of the Borrower, nor any

Subsidiary, shall incur any expenses other than those projected in budgets submitted by the Borrower pursuant to this Section 6.3 and shall not incur any expenses so projected until such budget has been reviewed and approved by the Lender (which approval shall not be unreasonably withheld or delayed). From time to time, the Borrower may submit to the Lender, for review, one or more supplements to or revisions of a budget approved as aforesaid. None of the Borrower, nor any Subsidiary, shall incur any expenses projected in any such supplement or revision until such supplement or revision has been reviewed and approved by the Lender (which approval shall not be unreasonably withheld or delayed). Each budget, which is approved by the Lender is called herein an "Approved Budget".

                                   ARTICLE VII

                               NEGATIVE COVENANTS

         Section 7.1 GENERAL COVENANTS. The Borrower covenants and agrees with the Lender that, until the Maturity Date, and thereafter for as long as any portion of the Revolving Credit Loan shall remain outstanding and until the full and final payment of the Revolving Credit Loan, neither Borrower nor any Subsidiary shall:

                  (a) create, incur, assume, suffer to exist, or become obligated for any Debt, other than the Subordinated Notes and the Subordinated Secured Loan, and except for unsecured indebtedness to trade creditors in the ordinary course of business;

                  (b) create, incur or allow any Liens on any of its property or assets except: (i) existing Liens securing the Subordinated Secured Loan; (ii) Liens in favor of the Lender; and (iii) Permitted Encumbrances;

                  (c) without limiting any provision of Paragraph (e) of this
Section 7.1, directly or indirectly in any year pay or declare as dividends or other distributions on any class of its capital stock or other proprietary interest, or exchange or expend in redemption or purchase of any shares of its capital stock or other proprietary interest, any cash or property (except its own equity), or make any loans, advances or extensions of credit to any Affiliate (or to any other Person except in the ordinary course of business), or guaranty, endorse or otherwise be or become contingently liable in connection with any amounts therefor;

                  (d) engage in any business other than the Business or cause or permit a change in the nature of the Business as conducted on the date hereof;

                  (e) enter into any transaction with any Affiliate except upon fair and reasonable terms no less favorable, directly or indirectly, to the Borrower than would obtain in a comparable arms-length transaction with a person not an Affiliate;

                  (f) enter into any merger or consolidation, or sell, lease or otherwise dispose of all or substantially all of its assets or enter into any transaction outside the ordinary course of its business;

                  (g) change its present accounting principles or practices, except as may be required by Generally Accepted Accounting Principles;

                  (h) enter into any agreement containing any provisions that would be violated by the performance by the Borrower, of its obligations under this Agreement, the Note or any other Loan Document, or amend its certificate of incorporation or by-laws in any manner that might reasonably be expected to cause such a violation;

                  (i) amend, modify or waive any provisions of the Safety-Kleen Agreement in a manner adverse to the Borrower or the Lender or which would increase the amount of the Royalty; or

                  (j) enter into any transaction described under clauses (i) through (iii), inclusive, of Section 2.3(b) of the Shareholders Agreement, whether or not such agreement is then in effect, without the prior written consent of the Lender.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         Section 8.1 EVENTS OF DEFAULT. The entire unpaid principal amount of the Revolving Credit Loan, together with all accrued interest thereon, at the option of the Lender exercised by notice to the Borrower, shall forthwith become and be due and payable if any one or more of the following events (herein called "Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice, that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal of or interest on the Revolving Credit Loan when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, and such default shall have continued for a period of ten days;

                  (b) if any representation or warranty made by the Borrower in any of the Loan Documents shall prove to have been false, incorrect or misleading in any material respect on the date as of which is made;

                  (c) if default shall be made in the performance or observance of any of the other covenants, agreements or conditions of the Borrower contained in this Agreement, the Note or in any other Loan Document, and such default shall have continued for a period of 30 days after notice thereof by the Lender to the Borrower;

                  (d) if this Agreement, the Note or any other Loan Document shall cease to be enforceable in accordance with its terms against the Borrower;

                  (e) if (i) the Borrower or any Subsidiary shall default beyond any period of grace provided with respect thereto in the payment of principal of, premium, if any, or interest on any obligation in an amount in excess of $250,000 in respect of borrowed money when due, whether by acceleration or otherwise (including, without limitation, in connection with the Subordinated Secured Loan or the Subordinated Notes); or (ii) the Borrower or any Subsidiary shall default in the performance or observance of any other agreement, term or condition contained in such obligation or in any agreement under which any such obligation is created, if the effect of any such default is to cause or permit the holder or holders of such obligations (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to the date of its stated maturity, unless, in the case of each of (i) and (ii), such holder or holders or trustee shall have waived such default after its occurrence or unless such holder or holders or trustee shall have failed to give any notice, or take any other action, required to create an event of default thereunder;

                  (f) if final judgment for the payment of money in excess of $250,000 shall be rendered by a court of record against the Borrower or any Subsidiary and not be covered by insurance maintained by the Borrower or such Subsidiary, and the Borrower or such Subsidiary, respectively, shall not discharge the same or provide for its discharge in accordance with its terms, or shall not procure a stay of execution thereon within 30 days from the date of entry thereof and, within the period during which execution of such judgment shall have been stayed, appeal therefrom, and cause the execution thereof to be stayed during such appeal;

                  (g) if the Borrower or any Subsidiary shall:

                           (i) admit in writing its inability to pay its debts
                  generally as they become due;

                           (ii) file a petition in bankruptcy or a petition to
                  take advantage of any insolvency act;

                           (iii) make an assignment for the benefit of
                  creditors;

                           (iv) consent to the appointment of a receiver of
                  itself or of the whole or any substantial part of its property; or

                           (v) file a petition or answer seeking reorganization
                  or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

                  (h) if a court of competent jurisdiction shall enter, except at the direct or indirect request of the Lender, an order, judgment, or decree appointing, without the consent of the Borrower or any Subsidiary, a receiver of the Borrower or any Subsidiary, respectively, or of the whole or any substantial part of its property, or approving a petition filed against it seeking reorganization or arrangement of the Borrower or any Subsidiary under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof, or any other jurisdiction, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry thereof;

                  (i) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Borrower or any Subsidiary or of the whole or any substantial part of its property and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control; or

                  (j) if the Lender shall reasonably feel insecure for any material reason whatsoever, including, without limitation, fear of removal or waste of the collateral, or any part thereof, covered by the Security Agreement.

         Section 8.2. ENFORCEMENT. In the case any one or more of the Events of Default specified in Section 8.1 hereof shall have occurred and be continuing, the Lender may proceed to protect and enforce their respective rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Agreement, its Note or its rights under any other Loan Document, or the Lender may proceed to enforce the payment of all Obligations or to enforce any other legal or equitable right of the Lender. The Borrower hereby expressly waives presentment, demand or notice of any kind in connection with the exercise by the Lender of its rights hereunder, except as explicitly provided herein. In the event an Event of Default shall have occurred and any holder of a Note shall employ attorneys, or incur other costs and expenses for the collection of payments due or to become due, or for the enforcement or performance or observance of any obligation or agreement of the Borrower, the Borrower agrees that it will pay to such holder, on demand, the reasonable fees of such attorney together with all other costs and expenses incurred by such holder.

         Section 8.3 WAIVER OF JURY TRIAL. THE BORROWER HEREBY WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES

OF AMERICA OR ANY STATE OR OTHER JURISDICTION, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN THE BORROWER, THE LENDER OR ITS SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDING.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 MODIFICATION OF AGREEMENT. No modification, amendment or waiver of any provision of, nor any consent required by, this Agreement, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and then such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

         Section 9.2 REMEDIES CUMULATIVE, ETC. No right, power or remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other right, power or remedy or remedies, and each and every right, power and remedy of the Lender pursuant to this Agreement, or the other Loan Documents, now or hereafter existing at law or in equity or by statute or otherwise shall, to the extent permitted by law, be cumulative and concurrent and shall be in addition to every other right, power or remedy pursuant to this Agreement, or the other Loan Documents, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies.

         Section 9.3 NO WAIVER, ETC. To the fullest extent permitted by law, no failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or the other Loan Documents, or to exercise any right, power or remedy hereunder or thereunder or consequent upon a breach hereof or thereof, shall constitute a waiver of any such term, condition covenant, agreement, right, power or remedy or of any such breach, or preclude the Lender from exercising any such right, power or remedy at any later time or times.

         Section 9.4 NOTICES. All notices, requests or instructions hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by telecopy (or like transmission) as follows:

                  (1)      if to the Borrower:

                           8305 N.W. 27th Street
                           Suite 107
                           Miami, Florida 33122

                           Telecopy No: (305) 593-8018

                           Attention:  Paul I. Mansur,
                                       Chief Executive Officer

                       with a copy to:

                           Ira N. Rosner, Esq.
                           Greenberg Traurig, P.A.
                           1221 Brickell Avenue
                           Miami, Florida 33131

                           Telecopy No:     (305)579-0717

                  (2)      if to the Lender:

                           Hansa Finance Limited Liability Company
                           450 Park Avenue, Suite 2302
                           New York, New York 10022

                           Attention: Paul A. Biddelman

                           Telecopy No:     (212)223-2425

                            with a copy to:

                           Howard Kailes, Esq.
                           Krugman & Kailes LLP
                           Park 80 West - Plaza Two
                           Saddle Brook, New Jersey  07663

                           Telecopy No:     (201) 845-3434

Any notice so addressed and mailed shall be deemed to be given when so mailed. Any notices addressed and otherwise delivered shall be deemed to be given when actually received by the addressee. Any of the above addresses or telecopy numbers may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.

         Section 9.5 SURVIVAL OF REPRESENTATIONS. Each representation, warranty, covenant and agreement of the parties hereto herein contained shall survive the Closing Date and each Revolving Credit Borrowing, notwithstanding any investigation at any time made by or on behalf of any party hereto.

         Section 9.6 ENTIRE AGREEMENT. This Agreement and the other Loan Documents referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and supersede all


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prior understandings, arrangements and agreements with respect to the subject matter hereof.

         Section 9.7 EXPENSES. The Borrower shall promptly pay, or reimburse the Lender on demand for, all out-of-pocket fees and expenses incurred by it, including, without limitation, the reasonable fees and expenses of counsel to the Lender, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and any other instruments and documents required hereunder and thereunder (whether or not the transactions contemplated hereby shall be consummated). The Borrower shall also reimburse the Lender, for all out-of-pocket fees and expenses incurred by it, including without limitation the reasonable fees and expenses of counsel, in the enforcement of this Revolving Credit Loan Agreement or the other Loan Documents.

         Section 9.8 BENEFIT OF AGREEMENT. This Revolving Credit Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign any of its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of the Lender. Without limiting the generality of the foregoing and notwithstanding any other provision contained in this Agreement or the other Loan Documents, the Lender may, at any time, sell or otherwise assign all or any part of the Note and any related rights hereunder and under any of the Loan Documents to its Affiliates and, with the prior written consent of the Borrower (which shall not be unreasonably withheld or delayed) to any non-Affiliate. The foregoing shall not in any manner restrict the grant of any participating interest therein and in any related rights hereunder and under any of the Loan Documents.

         Section 9.9 GOVERNING LAW. This Revolving Credit Loan Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable in the case of agreements made and to be performed entirely within such state.

         Section 9.10 CAPTIONS. The captions appearing herein are for the convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement.

         Section 9.11 SEVERABILITY. (a) In the event that one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision and never been contained herein.

         (b) Without limiting the generality of the foregoing and notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the Borrower shall not be obligated to pay, and the Lender



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

shall not charge, reserve, collect or receive interest (which shall be calculated as the aggregate of all charges which constitute interest under applicable law) in excess of the maximum non-usurious interest rate, as in effect from time to time, which may be charged, reserved, received or collected by the Lender in connection with this Agreement or any Loan Document. During any period of time in which the interest rates specified herein may exceed the maximum rate as aforesaid, interest shall accrue and be payable at such maximum rate; provided, however, that if the interest rate payable hereunder declines below the maximum rate as aforesaid, interest shall continue to accrue and be payable at such maximum rate until the interest that has been paid by the Borrower hereunder and under the other Loan Documents equals the amount of interest that would have been paid if interest had at all times accrued and been payable at the applicable interest rate specified in this Agreement and the other Loan Documents. In the event that the Lender shall collect from the Borrower any amount which is deemed to constitute interest at a rate in excess of the maximum rate as aforesaid, all such excess amounts shall be credited to the payment of outstanding principal advanced to the Borrower pursuant to this Agreement and the other Loan Documents.

         Section 9.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Revolving Credit Loan Agreement has duly executed by the parties hereto as of the date first-above written.

                                SYSTEMONE TECHNOLOGIES INC.

                                By
                                   ----------------------------------------

                                HANSA FINANCE LIMITED LIABILITY COMPANY


                                By: Hansabel Partners LLC

                                By: Hanseatic Corporation

                                By
                                   ----------------------------------------



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